SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 10, 2004

                                 MEDIFAST, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         000-23016            13-3714405
   ---------------------------       ----------------------      ----------
  (State or other jurisdiction      (Commission File Number)    (IRS Employer
 of incorporation or organization)                               Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland            21117
-------------------------------------------          ----------
 (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code (410)-581-8042
                                                          --------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         -------------------------------------------------------------

         -------------------------------------------------------------

Item 8.01  Other Events

      The Medifast Annual Shareholders Meeting was held on September 3, 2004 at Sunrise Distributing, the Company's distribution headquarters. The shareholders voted Bradley T. MacDonald (98%) and Rev. Donald F. Reilly, O.S.A.* (98%) as Class I Directors that will hold office until 2007, Scott Zion* (98%) and Michael C. MacDonald (98%) as Class II Directors, and Mary T. Travis* (98%), Michael J. McDevitt (98%), and Rev. Joseph Calderone, O.S.A.* (98%) as Class III Directors. Class II and III Directors will hold office until the next Annual Shareholders Meeting at which time their respective class term expires and their respective successors will be duly elected and qualified. Additionally, the shareholders approved the appointment of Bagell, Josephs & Company, LLC, an independent member of the BDO Seidman Alliance, as the Company's independent auditors for the fiscal year ending December 31, 2004.

      The Directors elected Mr. Bradley T. MacDonald as Chairman of the Board and CEO of Medifast, Inc.

      * Independent Director; independence as determined by the rules of the American Stock Exchange.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MEDIFAST, INC.

Dated:  September 10, 2004

                                          /s/  Bradley T. MacDonald
                                          --------------------------------------
                                          Bradley T. MacDonald
                                          Chairman and Chief Executive Officer